EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $3.1 Million for Third Quarter of 2012

MOLINE, Ill., Oct. 22, 2012 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income attributable to QCR Holdings, Inc. ("net income") of $3.1 million for the quarter ended September 30, 2012, or diluted earnings per common share of $0.44 after preferred stock dividends of $811 thousand. By comparison, for the quarter ended June 30, 2012, the Company reported net income of $3.1 million, or diluted earnings per common share of $0.44 after preferred stock dividends of $936 thousand. For the third quarter of 2011, the Company reported net income of $2.2 million, or a diluted loss per common share of ($0.01) after preferred stock dividends of $2.2 million. The 2011 dividends included a one-time deemed dividend of $1.2 million as a result of the Company's repurchase of all of the preferred shares issued to the U.S. Treasury under the Troubled Asset Relief Program ("TARP"). For the first nine months of 2012, the Company reported net income of $9.4 million, or diluted earnings per common share of $1.35 after preferred stock dividends of $2.7 million. This is an increase of $2.4 million, or 35%, over the same period of 2011.

Compared to the prior quarter, net interest income grew 1% and noninterest income increased $402 thousand, or 10%. The latter was the result of a $580 thousand pre-tax gain on sale of a small equity interest in a company that provided data processing services to the Company's merchant credit card acquiring business that was previously sold in 2008. Offsetting these increases, provision for loan/lease losses increased $448 thousand to $1.5 million as the Company charged off (net of recoveries) $804 thousand of nonperforming loans and provided for net loan growth of $31.0 million, or 3%.

"We experienced another strong quarter of bottom-line earnings," stated Douglas M. Hultquist, President and Chief Executive Officer. "Although we had a one-time gain to help offset an elevated level of provision, our core earnings components continue to experience favorable trends. Our net interest income continues to grow in a challenging interest rate and competitive environment. In addition, we've experienced growth during the year in our fee income from recurring sources.   Continuing to grow and diversify our revenue sources efficiently through prudent cost control is a major focus for the Company going forward."

Net Interest Income Grew 6% Compared to Third Quarter of 2011

The Company's net interest income for the current quarter totaled $14.6 million, which is a 1% increase over the prior quarter, and an increase of 6% over the third quarter of 2011. Net interest margin was 3.16% for the quarter ended September 30, 2012, which is flat from the prior quarter, and an increase over the net interest margin of 3.13% reported for the third quarter of 2011. For the first nine months of 2012, the Company's net interest income grew 8% over the same period of 2011, and net interest margin expanded from 3.06% to 3.14%.

Mr. Hultquist added, "Our net interest income and margin results are commendable considering the economic and competitive landscape within our industry. Our recipe for success in this area continues to be diversification of our securities portfolio and shifting the mix of our funding from higher cost wholesale borrowings to lower cost core deposits, while growing quality, well-priced loans and leases. We did see some increased activity towards the end of the third quarter as we ended with loan and lease growth of $31.0 million, or 3%. With net interest income representing over 75% of our total revenue, our talented management teams fully understand the importance of continuing these favorable trends."

Nonperforming Assets Decline 6% from Prior Quarter

Nonperforming assets at September 30, 2012 were $29.1 million, down $7.4 million, or 20%, from the prior quarter, and down $11.4 million, or 28%, from September 30, 2011. Similarly, the ratio of nonperforming assets-to-total assets was 1.44% at September 30, 2012, which was down from 1.78% at June 30, 2012, and down from 2.13% at September 30, 2011. Generally, the large majority of the Company's nonperforming assets consist of nonaccrual loans/leases, accruing troubled debt restructurings ("TDRs"), and other real estate owned. Most of the decline from the prior quarter was the result of improved performance on several nonperforming loans and sales of other real estate owned, while the rest of the decline was due to charge-offs ($1.1 million) and write-downs of other real estate owned ($527 thousand).

Provision for loan/lease losses totaled $1.5 million for the third quarter of 2012, an increase of $448 thousand over the prior quarter, and a decrease of $961 thousand from the third quarter of 2011. With the provision of $1.5 million more than offsetting net charge-offs totaling $804 thousand, the Company's allowance for loan/lease losses to total loans/leases increased slightly to 1.56% at September 30, 2012, from 1.54% at June 30, 2012. The Company's allowance for loan/lease losses to total nonperforming loans/leases increased from 69% at June 30, 2012 to 81% at September 30, 2012.

"We are pleased with the declining trend in our nonperforming assets over the past several years," stated Mr. Hultquist. "Our nonperforming assets are now less than half of our peak level of $59.3 million at September 30, 2010. Our strong commitment to improving our asset quality continues to drive these results."

Loans/Leases Grow $31.0 Million, or 3%, during Current Quarter

During the third quarter of 2012, the Company's total assets declined $19.5 million, or 1%, to a total of $2.02 billion. Loans/leases grew $31.0 million, or 3%, during the current quarter which was funded primarily by called government sponsored agency securities. On the funding side, the Company continued to shift its mix as deposits grew $27.8 million, or 2%, while borrowings declined $51.9 million, or 9%. The majority of the deposit growth continues to be noninterest-bearing deposits which are now 31% of the Company's total deposits. Although most of the decline in borrowings was due to a reduction in the Company's federal funds purchased position, wholesale borrowings continued to decline as Federal Home Loan Bank ("FHLB") advances fell $7.4 million, or 4%.

Capital Levels Remain Strong

As of September 30, 2012, the Company and subsidiary banks continued to maintain capital at levels well above the minimum requirements administered by the federal regulatory agencies.

"We are committed to maintaining our strong regulatory capital positions," stated Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "Additionally, we remain strongly committed to our long-term capital plan of self-generating the capital necessary to grow tangible common equity and to redeem the remaining SBLF preferred capital without a dilutive common equity raise. We have executed on this plan during 2012 with record earnings coupled with modest, profitable asset growth leading to the partial redemption of $10.2 million of the SBLF preferred stock in the second quarter. In addition, our tangible common equity was 4.09% of total tangible assets as of September 30, 2012, which is an increase from 3.94% as of June 30, 2012. With the future conversion of the Series E Preferred Stock to common stock which is possible after June 30, 2013 and assuming we achieve the requirements to force conversion, our tangible common equity would increase to 5.32% of total tangible assets on a proforma basis."

Company Purchases Noncontrolling Interest in Leasing Company

In August 2012, the Company's largest subsidiary bank, Quad City Bank & Trust, amended the operating agreement to provide for the purchase of the 20% noncontrolling equity interest in m2 Lease Funds, LLC. Quad City Bank & Trust previously owned an 80% equity interest in m2 Lease Funds, LLC. The acquisition is structured in two payments with the initial payment in August 2012 and the final payment in August 2015.

"We are pleased to announce the acquisition of the remaining 20% ownership in m2," stated Mr. Gipple. "Since we acquired an 80% controlling equity interest in August 2005, m2 has grown from $35.0 million in total assets to $107.9 million at September 30, 2012, which is a compound annual growth rate of 18%. Similarly, m2's profitability has improved as net income has grown from $876 thousand in their first full year, 2006, to $3.5 million when annualizing net income for the first nine months of 2012. The return on this investment has been strong especially considering the economic backdrop for most of the investment period."

Raymond James Initiates Coverage of Company

"On October 4, 2012, Raymond James initiated research coverage of our Company marking the third researcher to begin coverage this year joining FIG Partners and Zack's Investment Research," stated Mr. Gipple. "This further enhances our exposure to the marketplace which we hope translates to increased shareholder value."

Financial highlights for the Company's primary subsidiaries were as follows:

  Quad City Bank & Trust, the Company's first subsidiary bank which opened in 1994, had total consolidated assets of $1.13 billion at September 30, 2012, which was an increase of $20.9 million, or 2% from December 31, 2011. Loans/leases increased $34.5 million, or 6%, over the first nine months of 2012. The bank's securities portfolio was flat during the year, but the mix of securities has changed as the bank diversified through increased investments in agency-sponsored mortgage-backed securities and municipal securities. The bank continued to expand its deposit portfolio as total deposits grew $90.4 million, or 14%, during the first nine months of 2012. Specifically, the bank continues to have success growing its noninterest-bearing deposit portfolio, which represented 43% of total deposits at September 30, 2012. More than half of the bank's noninterest-bearing deposit portfolio is correspondent bank deposits. Offsetting this increase, the bank's federal funds purchased declined by $76.6 million. At the end of 2011, select correspondent bank deposits experienced short-term declines which led to a temporarily elevated federal funds purchased position at year end. The bank realized net income of $8.2 million for the nine months ended September 30, 2012, which is an increase of $1.7 million, or 27%, from net income of $6.5 million for the same period of 2011.

  Included in the discussion above and consolidated with Quad City Bank & Trust, m2 Lease Funds, LLC, the Company's leasing subsidiary, grew leases $8.8 million, or 9%, during the first nine months of 2012. Further, m2 realized pre-tax net income of $2.6 million for the nine months ended September 30, 2012, which is an increase of $1.1 million, or 81%, from pre-tax net income of $1.5 million for the same period of 2011.

  Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $587.1 million at September 30, 2012, which was an increase of $27.0 million, or 5%, from December 31, 2011. During the first nine months of 2012, loans grew $12.5 million, or 4%, with most of this growth occurring in the current quarter. In addition, the bank's securities portfolio grew $11.9 million, or 7%, during the first nine months of 2012.  The asset growth was funded by deposits as total deposits grew $39.9 million, or 11%. Partially offsetting the deposit growth, the bank continues to reduce its reliance on wholesale borrowings as FHLB advances declined $5.4 million, or 7%. The bank realized net income of $4.3 million for the nine months ended September 30, 2012, which is an increase of $265 thousand, or 7%, over the same period of 2011.

  Rockford Bank & Trust, which opened in 2005, had total assets of $300.0 million at September 30, 2012, which was an increase of $5.6 million, or 2%, from December 31, 2011. During the first nine months of 2012, loans declined $3.3 million, or 1%. With loan demand soft during the year, the bank grew its securities portfolio by $14.3 million, or 35%, to $54.9 million. Also, the bank's federal funds sold position decreased $4.3 million helping to fund the growth in securities. The resulting net earning asset growth was funded by deposits, which grew $4.5 million, or 2%. The bank realized net income of $230 thousand for the nine months ended September 30, 2012, which is an increase of $182 thousand over the same period of 2011.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its now wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations to be issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix)  unexpected outcomes of existing or new litigation involving the Company; and (x) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	As of
	September 30,		June 30,		December 31,		September 30,
	2012		2012		2011		2011

	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%	Amount	%	Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 95,727	5%	$ 83,717	4%	$ 100,673	5%	$ 75,887	4%
Securities	591,351	29%	638,838	31%	565,229	29%	525,912	28%
Net loans/leases	1,224,875	61%	1,194,579	58%	1,181,956	60%	1,178,003	62%
Goodwill	3,223	0%	3,223	0%	3,223	0%	3,223	0%
Other assets	108,770	5%	123,069	6%	115,529	6%	115,935	6%
Total assets	$ 2,023,946	100%	$ 2,043,426	100%	$ 1,966,610	100%	$ 1,898,960	100%

Total deposits	$ 1,343,235	66%	$ 1,315,470	64%	$ 1,205,458	61%	$ 1,207,469	64%
Total borrowings	511,561	25%	563,470	28%	590,603	30%	524,551	28%
Other liabilities	30,029	2%	25,164	1%	26,116	1%	23,771	1%
Total stockholders' equity	139,121	7%	139,322	7%	144,433	8%	143,169	7%
Total liabilities and stockholders' equity	$ 2,023,946	100%	$ 2,043,426	100%	$ 1,966,610	100%	$ 1,898,960	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity *	$ 85,958		$ 86,158		$ 81,047		$ 77,529
Common shares outstanding	4,862,778		4,847,061		4,758,189		4,747,234
Book value per common share **	$ 17.65		$ 17.28		$ 16.60		$ 15.93
Tangible book value per common share **	$ 16.98		$ 16.60		$ 15.92		$ 15.24
Closing stock price	$ 14.98		$ 13.10		$ 9.10		$ 8.77
Market capitalization	$ 72,844		$ 63,496		$ 43,300		$ 41,633
Market price / book value	84.89%		75.82%		54.81%		55.07%
Market price / tangible book value	88.24%		78.89%		57.18%		57.56%
Tangible common equity *** / total tangible assets	4.09%		3.94%		3.85%		3.82%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	13.13%	****	13.14%		13.84%		14.01%
Tier 1 risk-based capital ratio	11.68%	****	11.52%		12.24%		12.42%
Tier 1 leverage capital ratio	8.13%	****	8.20%		8.70%		8.88%

* Includes noncontrolling interests and accumulated other comprehensive income
**Includes accumulated other comprehensive income and excludes noncontrolling interests
***Tangible common equity is defined as total common stockholders' equity excluding equity of noncontrolling interests and excluding goodwill and other intangibles.
This ratio is a non-GAAP financial measure.
****Subject to change upon final calculation for regulatory filings due after earnings release

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	As of
	September 30,		June 30,		December 31,		September 30,
	2012		2012		2011		2011

	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 17,731	61%	$ 16,247	45%	$ 18,995	47%	$ 29,006	72%
Accruing loans/leases past due 90 days or more	203	1%	1,152	3%	1,111	3%	333	1%
Troubled debt restructures - accruing	6,009	21%	9,897	27%	11,904	29%	2,675	7%
Other real estate owned	5,003	17%	9,136	25%	8,386	21%	8,288	20%
Other repossessed assets	116	0%	25	0%	109	0%	160	0%
Total nonperforming assets	$ 29,062	100%	$ 36,457	100%	$ 40,505	100%	$ 40,462	100%

Net charge-offs (calendar year-to-date)	$ 2,698		$ 1,894		$ 8,192		$ 5,983

Loan/lease mix:
Commercial and industrial loans	$ 355,004	29%	$ 350,780	29%	$ 350,794	29%	$ 363,998	31%
Commercial real estate loans	594,904	48%	576,287	47%	577,804	48%	568,487	47%
Direct financing leases	102,039	8%	98,568	8%	93,212	8%	88,893	7%
Residential real estate loans	112,492	9%	107,450	9%	98,107	8%	94,073	8%
Installment and other consumer loans	76,838	6%	77,417	7%	78,223	7%	79,893	7%
Deferred loan/lease origination costs, net of fees	3,015	0%	2,802	0%	2,605	0%	2,238	0%
Total loans/leases	$ 1,244,292	100%	$ 1,213,304	100%	$ 1,200,745	100%	$ 1,197,582	100%
Less allowance for estimated losses on loans/leases	19,417		18,725		18,789		19,579
Net loans/leases	$ 1,224,875		$ 1,194,579		$ 1,181,956		$ 1,178,003

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 343,244	59%	$ 389,600	61%	$ 428,955	76%	$ 414,784	79%
Residential mortgage-backed and related securities	155,691	26%	165,827	26%	108,854	19%	83,452	16%
Municipal securities	90,032	15%	81,072	13%	25,689	5%	25,991	5%
Other securities, including held-to-maturity	2,384	0%	2,339	0%	1,731	0%	1,685	0%
Total securities	$ 591,351	100%	$ 638,838	100%	$ 565,229	100%	$ 525,912	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 417,284	31%	$ 390,762	30%	$ 357,184	30%	$ 326,710	27%
Interest-bearing demand deposits	567,578	42%	555,804	42%	510,788	42%	528,552	44%
Time deposits	308,083	23%	316,445	24%	292,575	24%	304,674	25%
Brokered time deposits	50,290	4%	52,459	4%	44,911	4%	47,533	4%
Total deposits	$ 1,343,235	100%	$ 1,315,470	100%	$ 1,205,458	100%	$ 1,207,469	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 196,350	38%	$ 203,750	37%	$ 204,750	35%	$ 204,750	39%
Wholesale structured repurchase agreements	130,000	25%	130,000	23%	130,000	22%	135,000	26%
Customer repurchase agreements	114,248	22%	105,249	19%	110,236	19%	101,886	19%
Federal funds purchased	26,640	6%	80,150	14%	103,300	17%	41,700	8%
Junior subordinated debentures	36,085	7%	36,085	6%	36,085	6%	36,085	7%
Other	8,238	2%	8,236	1%	6,232	1%	5,130	1%
Total borrowings	$ 511,561	100%	$ 563,470	100%	$ 590,603	100%	$ 524,551	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

	(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income	$ 19,487	$ 19,534	$ 19,570	$ 58,396	$ 58,083
Interest expense	4,858	5,019	5,741	15,047	18,094
Net interest income	14,629	14,515	13,829	43,349	39,989
Provision for loan/lease losses	1,496	1,048	2,457	3,325	5,197
Net interest income after provision for loan/lease losses	13,133	13,467	11,372	40,024	34,792
Noninterest income	4,117	4,067	4,335	12,141	13,566
Noninterest expense	13,031	13,109	12,773	38,878	38,341
Net income before taxes	4,219	4,425	2,934	13,287	10,017
Income tax expense	1,035	1,152	667	3,426	2,746
Net income	$ 3,184	$ 3,273	$ 2,267	$ 9,861
Less: Net income attributable to noncontrolling interests	127	201	104	495	308
Net income attributable to QCR Holdings, Inc.	$ 3,057	$ 3,072	$ 2,163	$ 9,366	$ 6,963

Less: Preferred stock dividends ****	811	936	2,188	2,685	4,256
Net income attributable to QCR Holdings, Inc. common stockholders	$ 2,246	$ 2,136	$ (25)	$ 6,681	$ 2,707

Earnings per share attributable to QCR Holdings, Inc.:
Basic	$ 0.45	$ 0.44	$ (0.01)	$ 1.37	$0.56
Diluted	$ 0.44	$ 0.44	$ (0.01)	$ 1.35	$0.56

Earnings per common share (basic) attributable to QCR Holdings, Inc. LTM *	$ 1.73	$ 1.28	$ 0.68

Weighted average common shares outstanding	4,978,699	4,835,773	4,866,692	4,871,626	4,795,382
Weighted average common and common equivalent shares outstanding	5,080,288	4,901,853	4,866,692	4,938,514	4,847,433

AVERAGE BALANCES
Assets	$ 2,030,209	$ 2,005,624	$ 1,904,348	$ 2,013,525	$1,892,820
Loans/leases	$ 1,227,326	$ 1,211,595	$ 1,190,313	$ 1,212,323	$1,171,331
Deposits	$ 1,321,547	$ 1,278,478	$ 1,212,112	$ 1,292,360	$1,196,965
Total stockholders' equity	$ 139,222	$ 143,941	$ 139,004	$ 142,329	$ 134,948
Common stockholders' equity	$ 86,058	$ 84,270	$ 75,277	$ 83,503	$ 73,943

KEY PERFORMANCE RATIOS
Return on average assets (annualized) ***	0.60%	0.61%	0.45%	0.62%	0.49%
Return on average common equity (annualized) **	10.44%	10.14%	-0.13%	10.67%	4.88%
Return on average total equity (annualized) ***	8.78%	8.54%	6.22%	8.77%	6.88%
Price earnings ratio LTM *	8.66x	10.23x	12.90x	8.66x	12.90x
Net interest margin (TEY)	3.16%	3.16%	3.13%	3.14%	3.06%
Nonperforming assets / total assets	1.44%	1.78%	2.13%	1.44%	2.13%
Net charge-offs / average loans/leases	0.07%	0.11%	0.23%	0.22%	0.51%
Allowance / total loans/leases	1.56%	1.54%	1.63%	1.56%	1.63%
Allowance / nonperforming loans	81.10%	68.60%	61.16%	81.10%	61.16%
Efficiency ratio	69.51%	70.55%	70.32%	70.06%	71.59%
Full-time equivalent employees	355	359	358	355	358

* LTM: Last twelve months
**	The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders"
***	The numerator for this ratio is "Net income attributable to QCR Holdings, Inc."
****	During the third quarter of 2011, the preferred stock dividends include a one-time deemed dividend of $1.25 million resulting from the Company's repurchase of preferred shares from the U.S. Treasury.
QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2012			June 30, 2012			September 30, 2011
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities *	$ 619,650	$ 3,930	2.52%	$ 615,089	$ 3,569	2.33%	$ 516,617	$ 3,243	2.51%
Loans	1,227,326	15,804	5.12%	1,211,595	15,973	5.30%	1,190,313	16,216	5.45%
Other	55,064	211	1.52%	51,760	257	2.00%	60,425	232	1.54%
Total earning assets	$1,902,040	$ 19,945	4.17%	$ 1,878,444	$ 19,799	4.24%	$ 1,767,355	$ 19,691	4.46%

Deposits	$ 914,950	$ 1,489	0.65%	$ 887,003	$ 1,630	0.74%	$ 901,068	$ 2,201	0.98%
Borrowings	540,293	3,369	2.48%	557,874	3,389	2.44%	526,917	3,540	2.69%
Total interest-bearing liabilities	$1,455,243	4,858	1.33%	$ 1,444,877	5,019	1.40%	$ 1,427,985	5,741	1.61%

Net interest income / spread		$ 15,087	2.84%		$ 14,780	2.84%		$ 13,950	2.85%
Net interest margin			3.16%			3.16%			3.16%

	For the Nine Months Ended
	September 30, 2012			September 30, 2011
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities *	$ 603,756	$ 10,890	2.41%	$ 489,184	$ 9,146	2.50%
Loans	1,212,323	47,748	5.26%	1,171,331	48,466	5.53%
Other	68,823	669	1.30%	105,627	838	1.06%
Total earning assets	$1,884,902	$ 59,307	4.20%	$ 1,766,142	$ 58,450	4.42%

Deposits	$ 896,329	$ 4,834	0.72%	$ 895,137	$ 6,948	1.04%
Borrowings	551,756	10,213	2.47%	533,579	11,146	2.79%
Total interest-bearing liabilities	$1,448,085	15,047	1.39%	$ 1,428,716	18,094	1.69%

Net interest income / spread		$ 44,260	2.81%		$ 40,356	2.73%
Net interest margin			3.14%			3.06%

* Includes nontaxable securities. Interest earned and yields on nontaxable securities are determined on a tax equivalent basis using 34% tax rate for each period presented.
QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
ANALYSIS OF NONINTEREST INCOME	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

	(dollars in thousands)

Trust department fees	$ 915	$ 852	$ 762	$ 2,650	$ 2,608
Investment advisory and management fees	576	679	549	1,776	1,631
Deposit service fees	847	875	894	2,627	2,623
Gain on sales of loans, net	685	882	408	1,966	1,923
Securities gains	--	105	444	105	1,473
Gains (losses) on sales of other real estate owned, net	(746)	(389)	42	(1,324)	(90)
Earnings on cash surrender value of life insurance	400	359	331	1,197	1,032
Credit card fees, net of processing costs	140	142	179	410	397
Other *	1,300	562	726	2,734	1,969
Total noninterest income	$ 4,117	$ 4,067	$ 4,335	$ 12,141	$ 13,566

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 8,201	$ 8,256	$ 7,652	$ 24,582	$ 22,481
Occupancy and equipment expense	1,460	1,365	1,360	4,177	4,018
Professional and data processing fees	1,066	1,127	1,077	3,343	3,339
FDIC and other insurance	599	576	579	1,756	2,149
Loan/lease expense	273	263	840	755	1,772
Advertising and marketing	437	344	277	1,057	836
Postage and telephone	191	237	242	716	704
Stationery and supplies	140	135	123	418	381
Bank service charges	211	199	186	610	525
Prepayment fees on Federal Home Loan Bank advances	--	--	--	--	832
Other-than-temporary-impairment losses on securities	--	62	--	62	119
Other	453	545	437	1,402	1,185
Total noninterest expense	$ 13,031	$ 13,109	$ 12,773	$ 38,878	$ 38,341

* Includes pre-tax gain of $580 thousand on sale of 2.25% equity interest in company providing data processing services to merchant credit card acquiring businesses.
CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745